Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Cyclo Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	457(c)	5,217,392	$1.82	$9,469,566.48	$110.20 per million	$1,043.55
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$9,469,566.48		$1,043.55
	Total Fees Previously Paid							—
	Total Fee Offsets							$1,043.55
	Net Fee Due							—

(1)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $1.82, the average of the high and low reported sales prices of the registrant’s common stock on the NASDAQ Capital Market on January 24, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457(b) and 0-11(a)(2)
Fee Offset Claims			-	-	-		-
Fee Offset Sources	-	-	-	-		-
	Rule 457(p)
Fee Offset Claims	Cyclo Therapeutics, Inc.	S-1	333-268075	10/31/2022		$1,043.55	Equity	Common Stock	-	$20,000,000
Fee Offset Sources	Cyclo Therapeutics, Inc.	RW	333-268075		11/23/2022						$2,204.00

The offset claim relates to a Registration Statement on Form S-1 filed by the Registrant on October 31, 2022, which was withdrawn by the Registrant on November 23, 2022. The Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder.